Sub-Item 77Q1(a)
Copies of any material amendments
to the Registrant's charter or by-laws.

Articles Supplementary to Registrant's
Articles of Amendment and Restatement
(adding Advantage, Equity Growth,
Global Growth and International Opportunity
Portfolios), dated January 20, 2010,
are incorporated herein by reference to
Exhibit (a)(45) to Post-Effective Amendment
No. 82 to the Registration Statement
on Form N-1A filed on February 23, 2010, accession number 0001104659-10-008873, file number: 033-23166.